Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2003 Non-Employee Director Share Incentive Plan of our report dated February 21, 2003, with respect to the consolidated financial statements and schedule of SEACOR SMIT Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                      /S/ ERNST & YOUNG LLP



New Orleans, Louisiana
May 15, 2003